Report of Independent Registered Public Accounting
Firm

To the Board of Trustees of IndexIQ Trust and
Shareholders of IQ ALPHA Hedge
Strategy Fund:

We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of IQ ALPHA
Hedge Strategy Fund
(the fund constituting the Index IQ Trust) (the
"Fund") as of April 30,
2011, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public
Company Accounting Oversight Board (United States).
Those standards require
that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement.
We were not engaged to perform an audit of the Fund's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion.
An audit also includes
examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of
April 30, 2011, by correspondence with the custodian and others or by other appropriate auditing procedures where replies from brokers were not received.
We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of IQ
ALPHA Hedge Strategy Fund as of April 30, 2011, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated therein, in conformity with U.S.
generally accepted
accounting principles.



New York, New York
June 29, 2011